PERMIT
Under the Environmental Conservation Law (ECL)

Permittee and Facility Information

Permit Issued To:
JBI RE #1 INC
20 IROQUOIS ST
NIAGARA FALLS, NY 14303

Facility:
JBI RE #1 INC
20 IROQUOIS ST
NIAGARA FALLS, NY 14303

Facility Location: in NIAGARA FALLS in NIAGARA COUNTY
Facility Principal Reference Point: NYTM-E: 173.086 NYTM-N: 4777.458
Latitude: 43°04'45.7" Longitude: 79°00'56.7"
Authorized Activity: JBI will convert scrap plastic that does not have a reasonably available recycling market (post- consumer & industrial sources) into liquid and gaseous materials which are recovered for utilization. The gaseous portion will be used to help fuel the plastic to oil (P2O) process. The liquid will be sold to the refining, fuel and polymer production markets. Carbonaceous Residues (about 2%) remain in the processor chamber and are automatically removed during operation and properly disposed.

Permit Authorizations

Solid Waste Management - Under Article 27, Title 7
Permit ID 9-2911-00348/00003
New Permit Effective Date: 6/14/2011 Expiration Date: 6/30/2014

NYSDEC Approval

By acceptance of this permit, the permittee agrees that the permit is contingent upon strict compliance with the ECL, all applicable regulations, and all conditions included as part of this permit.

Permit Administrator: DOUGLAS E BORSCHEL, Deputy Regional Permit Administrator
Address: NYSDEC REGION 9 HEADQUARTERS
270 MICHIGAN AVE
BUFFALO, NY 14203 -2915

Authorized Signature: Douglas E. Borschel Date 6/ 14/2011

Distribution List

MARK J HANS
RICHARD E CLARKSON
SALLY ROWLAND

Permit Components

SOLID WASTE MANAGEMENT PERMIT CONDITIONS

GENERAL CONDITIONS, APPLY TO ALL AUTHORIZED PERMITS

NOTIFICATION OF OTHER PERMITTEE OBLIGATIONS

SOLID WASTE MANAGEMENT PERMIT CONDITIONS

1. **Permit Conflicts** If any condition of this permit conflicts with the approved report and plans identified in Solid Waste Management Permit Conditions 4 and 5 of this permit, the Solid Waste Management Permit Condition(s) shall prevail over the reports and plans unless specific written approval for such change is obtained from the RMME prior to implementation. Where there are conflicts between elements of the approved reports and plans, the most recently dated element shall prevail with respect to the conflicting material.

2. **Emergency Reporting** In the event of an emergency, including but not limited to fires, explosion or on-site spills, the New York State Department of Environmental Conservation (Department) Region 9 Materials Management Engineer (RMME) shall be notified of the emergency within 24 hours of discovery. Oral reports due on weekend or holidays shall be made on the next business day. The details of the incident and the remediation or corrective action(s) taken shall be fully described in writing to the RMME within five working days of the event.

APPROVED DOCUMENTS AND WASTES

3. **Conformance With Plans** All activities authorized by this permit must be in strict conformance with the permit application, plans and materials prepared by (see Solid Waste Management Permit Conditions 4 and 5 of this permit) on (see Solid Waste Management Permit Conditions 4 and 5 of this permit).

4. **Approved Reports and Documents** Unless expressly authorized in writing or unless modified by conditions of any permit issued by this Department, construction and operation of this facility shall be in conformance with the applicable requirements of 6 NYCRR Part 360 (current edition and as subsequently modified) and the following documents:

- "6 NYCRR Part 360 Petition for a Case Specific Beneficial Use Determination for Naptha Product" dated February 28, 20011 and prepared by Snyder Engineering.

- "6 NYCRR Part 360 Application for a Solid Waste Management Facility for JBI, Inc." dated June 13, 2011 and prepared by Snyder Engineering. This document contains the following elements:
  - Engineering Report
  - Operations and Maintenance Report
  - Waste Control plan
  - Contingency and Preparedness and Prevention Plan
  - Closure Plan
  - Waste and Residual Management Plan
- Letter dated June 13, 2011 from JBI Inc. (John Bordynuik) to the Department (Mark Hans, P.E.) regarding the response to the Departments May 5, 2011 comments on the permit application (this letter includes the detailed responses to each of the Departments comments).
- Letter dated June 14, 2011 from the Department (Mark J. Hans, P.E.) to JBI, Inc. (John Bordynuik) regarding the issuance of the Beneficial Use Determination.

5. **Approved Plans** The approved plans for this facility include:

- Plan Sheets prepared by Snyder Engineering in the Engineering Report

Appendix #	Title	Date
3-C	US Geologic Survey	
3-D	Site Layout and Ground Cover	July 2010
3-E	Phase 1 Floor Plan	2/18/2011
3-E	Phase 2 Floor Plan	6/2/2011
3-F	Plastic Storage	2/23/11
3-G	Mass and Energy Balance	

6. **Acceptable Waste** Source separated waste plastic material utilized as process feedstock including plastic parts and cuttings, packaging film, shopping bag film, strapping, packaging and other scrap plastics. The plastic materials suitable for utilization by JBI are typically produced by vacuum forming, injection molding, casting or tooling. The chemical composition of these plastic materials are Type 2- High Density Polyethylene (HDPE), Type 4- Low Density Polyethylene (LDPE), and Type 5 - Polypropylene (PP), and other plastics not expressly prohibited by the JBI's Air State Facility permit.

7. **Unacceptable Waste** The permittee is prohibited from accepting the following wastes:

- Municipal solid waste as defined in 6 NYCRR Part 360-1.2(b)(106)
- Hazardous waste as as defined in 6 NYCRR Part 371
- Regulated medical waste as defined in 6 NYCRR Part 364
- Radioactive waste as defined in 6 NYCRR Part 382
- Source separated recyclables from households (unless specifically approved in writing by the RMME)
- Plastics containing halogenated compounds

8. **Approved Design Capacity** The approved design capacity for this facility is 75 tons per day. The approved design capacity is not a limit. The maximum waste receipts during any quarter shall not exceed 5,850 tons. Annual waste receipts shall not exceed 19,500 tons. Written approval and modification of this permit is required before waste receipts may exceed the permitted (quarterly and annual) tonnage limits.

9. **Comprehensive Recycling Analysis** The permittee is prohibited from accepting wastes which was generated within a municipality that has either not completed a Comprehensive Recycling Analysis (CRA) or is not included in another municipality's CRA satisfying the requirements of 6 NYCRR part 360-1.9(f), unless authorized in writing by the Department. The CRA must be approved by the Department and the planning unit must have implemented the recyclables recovery program determined to be feasible by the CRA.

COMPLIANCE SCHEDULE

10. **Financial Assurance** Within 60 days of the effective date of this permit, the Permittee shall submit to the RMME an acceptable closure surety instrument in the amount of $42,840.

OPERATIONS

11. **Control of Dust and Odors** The operation of the facility must be conducted in such a manner that dust and odors do not cause a nuisance condition at and emanating from the facility, as determined solely by the Department.

12. **Complaints** Any complaint received by the permittee about the operation of this facility must be documented in a log book, with a description of action taken to alleviate the concern and the results of the action. Documentation must be available for review at the Department's request. Any operational changes deemed necessary by the Department to correct nuisance conditions must be implemented.

13. **Hours of Operation** According to Section 7.1 of the Engineering Report (see Solid Waste Management Permit Condition 4 of this permit), hours for receiving waste plastic, transporting naptha or residue will be Monday to Saturday, 7 am to 6 pm.

14. **Self Inspections** In accordance with 6 NYCRR Part 360-1.14(f)(3) and 1.14(i)(2), and Section 10.1 of the Engineering Report (see Solid Waste Management Permit Condition 4 of this permit), the facility owner or operator must conduct regular (daily) self inspections and make the report available to the Department upon request. All inspection logs shall be maintained by the permittee for a period of seven years from the date of recording.

15. **Log of Incoming Loads** A log sheet will be maintained, in accordance with Section 4.2 of the Waste Control Plan (see Solid Waste Management Permit Condition 4 of this permit), for the source of scrap plastic, amount of scrap plastic, name of transporter, date and time of receipt at JBI.

16. **Storage of Waste Plastic** The amount or waste plastic stored in the storage building shall not exceed 400,000 lbs as outlined in Section 3.1.1 of the Facility's Operations and Maintenance Report (see Solid Waste Management Permit Condition 4 of this permit).

17. **Beneficial Use Determination** Any use or distribution of the liquid product Naptha (both heavy and light fractions) generated at this facility must be in accordance with the Beneficial Use Determination issued by the Department for this material (see Solid Waste Management Permit Condition 4 of this permit).

18. **Waste Residue Sampling** Prior to disposal, the facility must conduct sampling, as required by the disposal facility, of the waste residue to determine conformance and acceptance at the ultimate disposal facility.

19. **Waste Residue Disposal** Any container containing waste residue deemed hazardous must be labeled immediately upon discovery/notification. Notification must be made to the Department in accordance with the contingency plan, and hazardous containers must be removed to an authorized hazardous disposal location within 24 hours.

20. **Ultimate Disposal of Waste** All solid waste not able to be recovered for utilization must be ultimately treated or disposed of at a facility authorized by the Department if located in New York State or by the appropriate governmental agency or agencies if in other states, territories, or nations.

CLOSURE

21. **Facility Closure** The permittee shall close the facility prior to the expiration date of this permit or prior to the expiration date of any renewals of this permit in accordance with the closure requirements in 6 NYCRR Part 360 and the approved Closure Plan (see Solid Waste Management Permit Condition 4 of this permit).

22. **Closure Certification** Within 45 days after the completion of Facility closure, the permittee shall submit to the RMME a report, prepared and stamped by a professional engineer licensed to practice engineering in New York State, certifying that the facility has been closed in accordance with the Facility's Closure Plan.

REPORTING

23. **Annual Report** An annual report shall be submitted by March 1st of each year. The annual report must contain the information required by 6 NYCRR part 360, Section 3.4(f)(3) and the following:

- Amount of waste received from each New York State County, from each state and from outside the country.
- Amount of liquid product Naptha produced.
- Amount of residue produced and shipped off-site for disposal; including disposal location.
- Unusual events or accidents at the facility and responses taken by the facility personnel.
- Any changes from the approved plans, report or permit along with a justification for the change.
- A summary and record of unauthorized wastes brought to the facility and their description
- An updated closure cost estimate for closure activities to reflect inflation and/or any changes that may impact closure. The updated estimate shall include a 10% contingency cost.

24. **Report Submission** All annual reports shall be submitted to the following:

NYSDEC
Division of Materials Management
Bureau of Permitting & Planning
9th Floor
625 Broadway
Albany, NY 12233-7253

NYSDEC
270 Michigan Avenue
Buffalo, NY 14203-2915
Attn:Regional Materials Management Engineer

FINANCIAL SURETY

25. **Financial Surety Instrument** The permittee shall maintain a surety instrument acceptable to the RMME to assure the proper closure of the facility. At the time of permit issuance, the approved closure cost estimate is $42,840.

26. **Updated Surety** Within 60 days of Department approval of the revised closure cost estimate submitted with the annual report (see Solid Waste Management Permit Condition 23 of this permit), a revised financial surety(s) shall be submitted (if necessary) to the RMME.

GENERAL CONDITIONS - Apply to ALL Authorized Permits:

1. **Facility Inspection by The Department** The permitted site or facility, including relevant records, is subject to inspection at reasonable hours and intervals by an authorized representative of the Department of Environmental Conservation (the Department) to determine whether the permittee is complying with this permit and the ECL. Such representative may order the work suspended pursuant to ECL 71- 0301 and SAPA 401(3).

The permittee shall provide a person to accompany the Department's representative during an inspection to the permit area when requested by the Department.

A copy of this permit, including all referenced maps, drawings and special conditions, must be available for inspection by the Department at all times at the project site or facility. Failure to produce a copy of the permit upon request by a Department representative is a violation of this permit.

2. **Relationship of this Permit to Other Department Orders and Determinations** Unless expressly provided for by the Department, issuance of this permit does not modify, supersede or rescind any order or determination previously issued by the Department or any of the terms, conditions or requirements contained in such order or determination.

3. **Applications For Permit Renewals, Modifications or Transfers** The permittee must submit a separate written application to the Department for permit renewal, modification or transfer of this permit. Such application must include any forms or supplemental information the Department requires. Any renewal, modification or transfer granted by the Department must be in writing. Submission of applications for permit renewal, modification or transfer are to be submitted to:

> Regional Permit Administrator
> NYSDEC REGION 9 HEADQUARTERS
> 270 MICHIGAN AVE
> BUFFALO, NY14203 -2915

4. **Submission of Renewal Application** The permittee must submit a renewal application at least 180 days before permit expiration for the following permit authorizations: Solid Waste Management.

5. **Permit Modifications, Suspensions and Revocations by the Department** The Department reserves the right to modify, suspend or revoke this permit. The grounds for modification, suspension or revocation include:

a. materially false or inaccurate statements in the permit application or supporting papers;

b. failure by the permittee to comply with any terms or conditions of the permit;

c. exceeding the scope of the project as described in the permit application;

d. newly discovered material information or a material change in environmental conditions, relevant technology or applicable law or regulations since the issuance of the existing permit;

e. noncompliance with previously issued permit conditions, orders of the commissioner, any provisions of the Environmental Conservation Law or regulations of the Department related to the permitted activity.

6. **Permit Transfer** Permits are transferrable unless specifically prohibited by statute, regulation or another permit condition. Applications for permit transfer should be submitted prior to actual transfer of ownership.

NOTIFICATION OF OTHER PERMITTEE OBLIGATIONS

Item A: Permittee Accepts Legal Responsibility and Agrees to Indemnification
The permittee, excepting state or federal agencies, expressly agrees to indemnify and hold harmless the Department of Environmental Conservation of the State of New York, its representatives, employees, and agents ("DEC") for all claims, suits, actions, and damages, to the extent attributable to the permittee's acts or omissions in connection with the permittee's undertaking of activities in connection with, or operation and maintenance of, the facility or facilities authorized by the permit whether in compliance or not in compliance with the terms and conditions of the permit. This indemnification does not extend to any claims, suits, actions, or damages to the extent attributable to DEC's own negligent or intentional acts or omissions, or to any claims, suits, or actions naming the DEC and arising under Article 78 of the New York Civil Practice Laws and Rules or any citizen suit or civil rights provision under federal or state laws.

Item B: Permittee's Contractors to Comply with Permit
The permittee is responsible for informing its independent contractors, employees, agents and assigns of their responsibility to comply with this permit, including all special conditions while acting as the permittee's agent with respect to the permitted activities, and such persons shall be subject to the same sanctions for violations of the Environmental Conservation Law as those prescribed for the permittee.

Item C: Permittee Responsible for Obtaining Other Required Permits
The permittee is responsible for obtaining any other permits, approvals, lands, easements and rights-of-way that may be required to carry out the activities that are authorized by this permit.

Item D: No Right to Trespass or Interfere with Riparian Rights
This permit does not convey to the permittee any right to trespass upon the lands or interfere with the riparian rights of others in order to perform the permitted work nor does it authorize the impairment of any rights, title, or interest in real or personal property held or vested in a person not a party to the permit.